UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2010

ICX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-33793

DELAWARE	#77-0619113
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2100 Crystal Drive, Suite 650, Arlington, VA 22202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 678-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 4, 2010, FLIR Systems, Inc., an Oregon corporation (“FLIR”), announced the successful completion of its tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of ICx Technologies, Inc., a Delaware corporation (“ICx”), par value $0.001 per share (the “Shares”), at a price of $7.55 per Share in cash, without interest and less any required withholding taxes. The Offer was conducted by (i) Indicator Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and wholly owned subsidiary of FLIR, and (ii) FLIR, pursuant to the Merger Agreement (as defined below). The Purchaser acquired a total of 32,683,590 Shares pursuant to the Offer (representing approximately 93.4% of the outstanding Shares), resulting in a change in control of ICx. Payment for tendered Shares was funded by FLIR from available cash.

Effective as of 4:36 p.m., New York City time, on October 4, 2010, pursuant to the Agreement and Plan of Merger, dated as of August 16, 2010, among FLIR, Purchaser and ICx (the “Merger Agreement”), FLIR effected the merger of Purchaser with and into ICx (the “Merger”) as a “short-form merger” (i.e., without a vote or meeting of ICx’s remaining shareholders) under Section 253 of the General Corporation Law of the State of Delaware. As a result of the Merger, ICx became a wholly owned subsidiary of FLIR. Also as a result of the merger, pursuant to the Merger Agreement the directors of Purchaser became the only directors of ICx as the surviving corporation, as described in more detail under Item 5.02 of this Current Report on Form 8-K below.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2010, ICx notified The NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed pursuant to the Merger Agreement. In connection with the Merger, ICx requested that NASDAQ file a notice of delisting on Form 25 with the Securities and Exchange Commission to delist and deregister the Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each of the remaining outstanding Shares (other than Shares held by ICx as treasury stock or owned, directly or indirectly, by FLIR, the Purchaser, or any of their subsidiaries, and Shares held by holders who properly exercise their appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $7.55 per share in cash, without interest and less any required withholding taxes, which is the same amount per Share paid in the Offer.

Item 5.01.	Changes in Control of Registrant.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 4, 2010, in connection with the completion of the Offer and pursuant to the Merger Agreement, each of Hans Kobler, E. Spencer Abraham, Joseph Jacobs, Robert Maginn, Jr., Mark Plaumann, Rodney Slater and Colin Cumming ceased to be directors of ICx. Pursuant to the Merger Agreement, on October 4, 2010, Earl R. Lewis, William W. Davis and William A. Sundermeier became the only directors of ICx as the surviving corporation.

Earl R. Lewis, 66, has served as Chairman, President and Chief Executive Officer of FLIR since November 1, 2000. Mr. Lewis was initially elected to the Board of Directors of FLIR in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of Harvard BioScience, NxStage Medical, Inc. and American DG Energy, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS.

William W. Davis, 54, joined FLIR in July 2007 as Senior Vice President, General Counsel & Secretary. Prior to joining FLIR, from 2005 to 2007, Mr. Davis served as Deputy General Counsel of Brunswick Corporation, a global manufacturer and marketer of recreation products. From 1999 to 2005, he was employed in various capacities with General Dynamics Corporation, a provider of aerospace and combat, marine and information systems products and services, including Vice President and General Counsel of its Land Systems and Armament and Technical Products subsidiaries. From 1990 to 1992 and 1993 to 1999, Mr. Davis practiced law, most recently as a partner in the firm of Katten, Muchin & Zavis. From 1992 to 1993, Mr. Davis served as a law clerk to the Honorable Edward Carnes of the United States Court of Appeals for the Eleventh Circuit. Mr. Davis received his B.S. with distinction from the United States Naval Academy and his J.D. from the University of Chicago Law School. Following graduation from the Naval Academy, Mr. Davis served as an officer in the United States Marine Corps and Marine Corps Reserve.

William A. Sundemeier, 46, has been serving as the President of FLIR’s Government Systems Division since April of 2006. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager for Thermography Products and was appointed Director of Product Marketing for commercial and government products in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy, focused on the integration of newly acquired companies. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. In April 2004, he was appointed Co-President of the Imaging Division. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. in 1993. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws.

Effective as of 4:36 p.m., New York City time, on October 4, 2010, pursuant to the Merger Agreement, the certificate of incorporation and bylaws of ICx were amended and restated in their entirety. Copies of ICx’s certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Incorporation of ICx Technologies, Inc.

3.2	Bylaws of ICx Technologies, Inc.

99.1	Press release issued by ICx Technologies, Inc. and FLIR Systems, Inc., dated October 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 6, 2010.

ICX TECHNOLOGIES, INC.
(Registrant)

By	/s/ Randahl J. Finnessy
Randahl J. Finnessy
Treasurer

Date: October 6, 2010